                                                                     EXHIBIT 2.4

                               FIRST AMENDMENT TO
                         BUSINESS COMBINATION AGREEMENT

      This First Amendment to the Business Combination Agreement (this "AMENDMENT") is entered into as of May 10 2005, by and among ICG, Inc. (f/k/a International Coal Group, Inc.) ("PARENT"), International Coal Group, Inc. (f/k/a ICG Holdco, Inc.) ("HOLDCO"), CoalQuest Merger Sub LLC ("MERGER SUB"), CoalQuest Development LLC (the "COMPANY"), and the members of the Company (the "MEMBERS").

                                    RECITALS:

      A. Parent, Holdco, Merger Sub, the Company and the members of the Company are parties to the Business Combination Agreement, dated as of March 31, 2005 (the "BUSINESS COMBINATION AGREEMENT"); and

      B. Parent, Holdco, Merger Sub, the Company and the Members desire to amend the Business Combination Agreement as set forth herein.

      NOW, THEREFORE, the parties agree as follows:

   1. Definitions. Capitalized terms not defined in this Amendment have the meanings given such terms in the Business Combination Agreement.

   2. Amendments.

      2.1 Articles I and II of the Business Combination Agreement are hereby amended and restated in their entireties to read as set forth on Annex 1 attached hereto.

      2.2 Section 7.07 of the Business Combination Agreement is hereby amended by deleting it in it and by substituting in lieu thereof the following:

            7.07 Indemnification; Directors and Officers Insurance. For six years from and after the Effective Time, Holdco agrees to, and to cause the Company to, indemnify and hold harmless all past and present managers, directors and officers of the Company and its Subsidiaries, to the same extent such persons are indemnified as of the date of this Agreement by the Company or one of its Subsidiaries pursuant to its limited liability company agreement, certificate of incorporation, bylaws or other constituent document, as in existence on the date hereof, for acts or omissions occurring at or prior to the Effective Time. Holdco will cause the Company to provide, for an aggregate period of not less than six years from

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                  the Effective Time, each of the Company's and its
                  Subsidiaries' current managers, directors and officers (or comparable Persons) an insurance and indemnification policy that provides coverage for events occurring prior to the Effective Time that is no less favorable than the existing policy or policies or, if substantially equivalent insurance coverage is unavailable, the best available coverage; provided, however, that the Company will not be required to pay a premium for such required insurance in excess of 400% of the premium paid by the Company for such coverage currently.

      2.3 Section 7.09 of the Business Combination Agreement is hereby amended by deleting it in it and by substituting in lieu thereof the following:

            7.09 Registration Rights. As soon as practicable after the Closing, Holdco will enter into a Registration Rights Agreement, in substantially the form attached hereto as Exhibit A, with each Member of the Company (or Blocker Owner, if applicable).

      2.4 Section 10.01(a) of the Business Combination Agreement is hereby amended by deleting the definitions of "Merger Share Number" and "IPO Deadline" contained therein and by substituting in lieu thereof the following definitions:

            "CONTRIBUTION SHARE NUMBER" means the lesser of (i) (x) 11,451,548 shares of Holdco Common Stock multiplied by (y) the Parent Exchange Number (such product, the "MAXIMUM CONTRIBUTION SHARE NUMBER"), and
            (ii) if the IPO Completion has occurred, the number of shares of Holdco Common Stock equal to $101,750,000 divided by the price per share at which the Holdco Common Stock is offered to the public in the IPO.

            "IPO DEADLINE" means the earliest to occur of (i) March 31, 2006,
            (ii) the date on which the Board of Directors of Parent or Holdco determines to abandon the IPO, and (iii) the IPO Completion. For purposes hereof, "ABANDON" means an express determination by the Board of Directors of Parent or Holdco not to proceed with the IPO prior to March 31, 2006 and will not include a determination by the Board of Directors of Parent or Holdco to temporarily withdraw the Holdco Form S-1, for example, as a result of market conditions at the time.

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      2.5   Section 10.01(a) of the Business Combination Agreement is hereby amended to include the following additional definition:

            "PARENT EXCHANGE AMOUNT" means a number or fraction equal to the number of shares of Holdco Common Stock that each share of Parent Common Stock (as defined in the Anker Agreement) is to be converted into pursuant to the terms of the Anker Agreement, and which will be specified in a certificate signed by the Chairman of the Board, the Chief Executive Officer or the Chief Financial Officer of Parent and delivered to the Company and Anker; provided that if no such certificate is delivered prior to the Effective Time, the Parent Exchange Amount will be one.

      2.6 Section 10.01(b) of the Business Combination Agreement is hereby amended by deleting the references to "Effective Time," "Closing," "Merger," "Merger Consideration" and "Maximum Merger Share Number" contained therein and by substituting in lieu thereof the following:

               TERM                                       SECTION
               ----                                      --------
Blocker Corp                                               1.01(b)
Blocker Owners                                             1.01(b)
Closing                                                    1.01(c)
Contribution                                               1.01(a)
Contribution Consideration                                 1.02(a)
Effective Time                                             1.01(a)
Maximum Contribution Share Number                          10.01(a)

      2.7 The Business Combination Agreement is amended such that all references to, and obligations and rights of, each of Merger Sub and the Surviving Entity are hereby deleted, and Merger Sub is removed as a party to the Business Combination Agreement.

      2.8 The Business Combination Agreement is amended such that (i) all references to "Merger Consideration" contained therein are deleted and references to "Contribution Consideration" are substituted in lieu thereof, (ii) all references to the "Merger" contained therein are deleted and references to the "Contribution" are substituted in lieu thereof, and (iii) all references to the "Anker Acquisition" contained therein are deleted and references to the "Anker and Parent Acquisition" are substituted in lieu thereof.

      2.9 Schedule 4.03 of the Business Combination Agreement is amended by adding the following after "All filings and registrations necessary under Parent's permits to reflect the change in ownership":

                  to the extent required to be made prior to the Closing, with all such filings and registrations required to be made following the Closing being made following the Closing.

            2.10 Schedule 5.01 of the Business Combination Agreement is amended to be renumbered Schedule 6.01.

      3. Incorporation. Section 10.02 and Article XI of the Business Combination Agreement are hereby incorporated mutatis mutandi into this Amendment.

      4. Effect on Business Combination Agreement. Except as specifically amended by this Amendment, the Business Combination Agreement will remain in full force and effect and is hereby ratified and confirmed.

                  [Remainder of Page Intentionally Left Blank]

      IN WITNESS WHEREOF, Parent, Holdco, Merger Sub, the Company and the Members have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first written above.

                                      ICG, INC.

                                      By: /s/ William D. Campbell
                                         -------------------------------------
                                      Name: William D. Campbell
                                      Title:

                                      COALQUEST DEVELOPMENT LLC

                                      By: /s/ Wendy Teramoto
                                         -------------------------------------
                                         Name: Wendy Teramoto
                                         Title: Manager

                                      INTERNATIONAL COAL GROUP, INC.

                                      By: /s/ William D. Campbell
                                         -------------------------------------
                                      Name: William D. Campbell
                                      Title:

                                      COALQUEST MERGER SUB, LLC

                                      By: /s/ Wendy Teramoto
                                         -------------------------------------
                                      Name: Wendy Teramoto
                                      Title: Manager

                                     WLR COALQUEST HOLDING CORP.

                                     By: /s/ Wilbur L. Ross
                                        -------------------------------------
                                     Name: Wilbur L. Ross
                                     Title:
                                     GEORGE AND JANET DESKO

                                     By: /s/ George R. Desko
                                        -------------------------------------
                                     Name: George R. Desko
                                     Title:

                                     By: /s/ Janet E. Desko
                                        -------------------------------------
                                     Name: Janet E. Desko
                                     Title:

                                     WHOLESALE REALTORS SUPPLY

                                     By: WL Ross & Co LLC, on behalf of
                                         Wholesale Realtors Supply pursuant to
                                         the CoalQuest Instruction/Authorization
                                         dated March 25, 2005

                                     By: /s/ Wilbur L. Ross
                                        -------------------------------------
                                     Name: Wilbur L. Ross
                                     Title:

                                     ANNEX 1

                                    ARTICLE I
                                THE CONTRIBUTION

            1.01 The Contribution. (a) As soon as practicable after satisfaction or, to the extent permitted hereunder, waiver of all conditions to the Contribution, each of the Members will assign, contribute, convey, transfer and deliver to Holdco such Member's entire right, title and interest in its Company Membership Interests, and in exchange for such interests, Holdco will issue to such Members the Contribution Consideration pursuant to the terms hereof (such contribution and issuance, the "CONTRIBUTION," and, the date of the Contribution, the "EFFECTIVE TIME"). The Closing will in no event occur less than 5 Business Days after the later to occur of the delivery of the Company Audited Financial Statements and the Parent Audited Financial Statements.

            (b) With respect to any Members (each, a "BLOCKER CORP") that are wholly-owned subsidiaries formed to hold the Company Membership Interests for the benefit of certain tax-exempt or foreign investors, either directly or through a partnership or similar entity (the "BLOCKER OWNERS"), each such Blocker Owner will be permitted to assign, contribute, convey, transfer and deliver to Holdco its equity in the Blocker Corp as its part of the Contribution, in place of the assignment, contribution, conveyance, transfer and delivery of the Company Membership Interests by the Blocker Corp, and the Contribution Consideration to be issued in connection therewith will be issued to such Blocker Owner; provided, however, prior to the Effective Date, in a form reasonably acceptable to Holdco, such Blocker Owner must

                        (i) represent and warrant to Holdco that (A) the Blocker Corp has no liabilities of any kind or nature whatsoever and will not have any at the Effective Date and (B) the equity of the Blocker Corp transferred pursuant to this Section 1.01(b) and this Agreement represents all the issued and outstanding equity of the Blocker Corp;

                        (ii) make to Holdco, as of the Effective Date, the representations and warranties in Article V of this Agreement, with the equity of the Blocker Corp substituted for references to the Company Membership Interests;

                        (iii) indemnify and hold harmless in full Holdco and its Affiliates for any losses, liabilities, claims, damages, expenses or costs arising from a breach of the representations and warranties described in clause (i); and

                        (iv) deliver to Holdco the certificate(s) evidencing all outstanding equity of the Blocker Corp, together with an executed stock power conveying the same to Holdco.

            (c) Upon the terms and subject to the conditions of this Agreement, the closing of the Contribution (the "CLOSING") will take place on the Closing Date at the offices of Jones Day, 222 E. 41st Street, New York, New York 10017, as soon as practicable after satisfaction or, to the extent permitted hereunder, waiver of all conditions to the Contribution, or at such other time or place as the parties hereto may agree.

            1.02  Exchange of Membership Interests. At the Effective Time:

            (a) In exchange for each Member's Company Membership Interest (or each Blocker Owner's Blocker Corp equity, if applicable) outstanding immediately prior to the Effective Time, without any action on the part of the Member (or Blocker Owner, if applicable), such Member (or Blocker Owner, if applicable) will be entitled to receive the number of shares of Holdco Common Stock equal to the Contribution Share Number multiplied by the Percentage evidenced by such Company Membership Interest (or the Company Membership Interest owned by the Blocker Corp, if applicable) calculated as of immediately prior to the Effective Time to the nearest one-hundredth of a percent (the "CONTRIBUTION CONSIDERATION"). Fractional shares of Holdco Common Stock will be rounded up or down to the next whole share of Holdco Common Stock.

            (b) Certificates representing whole shares of Holdco Common Stock will be issued in accordance with Section 1.04. If, prior to the Effective Time, the number of outstanding Company Membership Interests or shares of Holdco Common Stock has been increased, decreased, changed into or exchanged for a different number or kind of shares or securities as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in capitalization, an appropriate and proportionate adjustment will be made to the Contribution Consideration.

            (c) All Company Membership Interests exchanged for the right to receive Holdco Common Stock pursuant to this Article I, without any action on the part of the Members, will be transferred, on the books and records of the Company, to Holdco. At the Effective Time, Holdco will succeed to and assume all of the rights and obligations of a member of the Company to the extent of the Company Membership Interests so exchanged, including all allocations of each Members' capital accounts and allocations of profits and losses. The Company hereby waives its right of first offer with respect to the transfer of Company Membership Interests from the Members to Holdco pursuant to the terms of this Agreement. As of the Effective Time, Holdco agrees to accept, assume, adopt and approve in writing all of the terms and provisions of the Company Operating Agreement. The manager of the Company consents to the assignment by the Members to Holdco of the Company Membership Interests, and, on the Effective Date, Holdco will be deemed admitted as a member of the Company.

            (d) To the extent Section 1.01(b) applies, all equity of any Blocker Corp exchanged for the right to receive Holdco Common Stock pursuant to this Article I, without any action on the part of the Blocker Owner other than as contemplated by Section 1.01(b), will be transferred, on the books and records of the Blocker Corp, to Holdco, and such Blocker Corp will issue such certificates as are necessary to reflect the transfer of ownership of the Blocker Corp equity.

            1.03 Closing of Transfer Records. After the close of business on the Closing Date, transfers by the Members of the Company Membership Interests outstanding prior to the Effective Time will not be made on the membership transfer books of the Company, and transfers by any Blocker Owners of the equity of any Blocker Corp outstanding prior to the Effective Time will not be made on the membership transfer books of such Blocker Corp.

            1.04 Issuance of Certificates. (a) Subject to Section 1.05, as soon as practicable after the Effective Time, Holdco will mail to each holder of Company Membership Interests (or Blocker Owner, if applicable) certificate(s) representing the number of whole shares of Holdco Common Stock to which such holder of Company Membership Interests (or Blocker Owner, if applicable) has become entitled pursuant to the provisions of this Article I.

            (a) No Contribution Consideration will be issued to a Person other than the Person in whose name the Company Membership Interests (or Blocker Corp equity, if applicable) are registered on the books of the Company (or Blocker Corp, if applicable). Notwithstanding the foregoing, neither Holdco nor any other party hereto will be liable to a holder of Company Membership Interests or (Blocker Corp equity, if applicable) for any Contribution Consideration delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

            1.05 Early Issuance. If the Effective Time occurs prior to the IPO Deadline, Holdco will deposit, with an escrow agent selected by the Company, for the benefit of the holders of Company Membership Interests (or Blocker Corp equity, if applicable), certificates representing shares of Holdco Common Stock equal to the Maximum Contribution Share Number, which shares will be held in escrow (such shares, "ESCROWED SHARES") until the IPO Deadline. The Escrowed Shares will be deemed outstanding from and after the Effective Time, with the result that any dividends or distributions thereon or other rights in respect thereof will be added to and also held in escrow, and such Escrowed Shares will be voted in accordance with the instructions of the Beneficial Owners thereof in accordance with their relative interest therein. If the Maximum Contribution Share Number exceeds the finally determined Contribution Share Number, such excess shares will be returned to Holdco upon the IPO Deadline and be held in Holdco's treasury.

                                   ARTICLE II
                             [INTENTIONALLY OMITTED]